FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of May 2, 2007, among Advanstar Communications Inc., a New York corporation (the “Company”), the guarantors party hereto (the “Guarantors”) and Wells Fargo Bank, N.A. (successor by merger to Wells Fargo Bank Minnesota, N.A.), as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of February 21, 2001 (the “Indenture”), relating to the Company’s 12.0% Senior Subordinated Notes due 2011 (the “Notes”);

WHEREAS, the Company and the Guarantors propose certain amendments to the Indenture (the “Proposed Amendments”), which Proposed Amendments must be approved with the written consent of the holders (the “Holders”) of a majority of the outstanding aggregate principal amount of the Notes;

WHEREAS, the Company has made an offer to purchase the Notes and solicited the consents of the Holders of the Notes to the Amendments pursuant to the Offer to Purchase and Consent Solicitation Statement dated April 19, 2007 (the “Tender Offer and Consent Solicitation”), each upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Tender Offer and Consent Solicitation, Company has received valid consents of the Holders of at least a majority in outstanding aggregate principal amount of the Notes consenting to the substance of the Proposed Amendments set forth in this Supplemental Indenture;

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding, and legal instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized; and

WHEREAS, pursuant to Section 9.6 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

Section 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Proposed Amendments to Indenture. Effective as of the Amendment Effective Date for the Proposed Amendments (as defined below):

(a)      The following Sections of the Indenture shall be deleted in their entirety and replaced with the phrase “Intentionally Omitted”:

Existing Section Number	Caption

Section 3.2 in its entirety	SEC Reports and Available Information

Section 3.3 in its entirety	Limitation on Indebtedness

Existing Section Number	Caption

Section 3.4 in its entirety	Limitation on Layering

Section 3.5 in its entirety	Limitation on Restricted Payments

Section 3.6 in its entirety	Limitation on Restrictions on Distributions from Restricted Subsidiaries

Section 3.7 in its entirety	Limitation on Sales of Assets and Subsidiary Stock

Section 3.8 in its entirety	Limitation on Affiliate Transactions

Section 3.10 in its entirety	Limitation on Dispositions of Capital Stock of Restricted Subsidiaries

Section 3.11 in its entirety	Limitation on Liens

Section 3.12 in its entirety	Future Guarantors

Section 3.13 in its entirety	Limitation on Lines of Business

Section 3.14 in its entirety	Limitation on Asset Swaps

Section 3.16 in its entirety	Corporate Existence

Section 3.17 in its entirety	Payment of Taxes and Other Claims

Section 3.18 in its entirety	Compliance Certificate

Section 3.19 in its entirety	Further Instruments and Acts

(b)      Section 4.1 of the Indenture captioned “Merger and Consolidation” is hereby amended by deleting each of clause (ii), clause (iii) and the last paragraph of Section 4.1.

(c)      Section 6.1 of the Indenture captioned “Events of Default” is hereby amended by deleting each of clauses (4), (5), (6), (7), (9) and (10) and replacing them with the phrase “Intentionally Omitted”.

(d)      Section 8.2 of the Indenture captioned “Conditions Defeasance” is hereby amended by deleting each of clauses (4), (5), (6), (7) and (9) and replacing them with the phrase “Intentionally Omitted”.

(e)      Any definitions used exclusively in the provisions of the Indenture which no longer apply to the Notes pursuant to Paragraphs (a) through (d) of this Section 2 are hereby deleted in their entirety from the Notes and in the Indenture shall no longer apply with respect to the Notes and all references to paragraphs, sections, articles or other terms or provisions of the Indenture which no longer apply to the Notes pursuant to Paragraphs (a) through (d) of this Section 2 above are hereby deleted in their entirety in the Notes and in the Indenture shall no longer apply to the Notes.

Section 3. Indenture Ratified. Except as hereby otherwise expressly provided, the Indenture is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

Section 4. Counterparts. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. Supplemental Indenture Is a Supplement To Indenture. This Supplemental Indenture is an amendment supplemental to the Indenture and this Supplemental Indenture will henceforth be read together.

Section 6. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 7. References to Supplemental Indenture. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Supplemental Indenture may refer to the Indenture without making specific reference to this Supplemental Indenture, but nevertheless all such references to the Indenture shall include this Supplemental Indenture unless the context otherwise requires.

Section 8. Effect of this Supplemental Indenture. From and after the Amendment Effective Date, the Indenture shall be deemed to be modified as herein provided but except as modified hereby, the Indenture shall continue in full force and effect. The Indenture as modified hereby shall be read taken and construed as one and the same instrument.

Section 9. Severability. In the event that any provisions of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10. Trust Indenture Act. If any provisions hereof limit, qualify or conflict with any provisions of the Trust Indenture Act of 1939 required under the Trust Indenture Act of 1939 to be a part of and govern this Supplemental Indenture, the provisions of the Trust Indenture Act of 1939 shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act of 1939 that pursuant to the Trust Indenture Act of 1939 may be so modified or excluded, the provisions of the Trust Indenture Act of 1939 as modified or excluded hereby shall apply.

Section 11. Trustee Makes No Representation. The Trustee makes no representation as to the validity or adequacy of this Supplemental Indenture or the recitals contained herein.

Section 12. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction thereof.

Section 13. Effectiveness. This Supplemental Indenture shall become effective upon execution by the Company, the Guarantors and the Trustee. As used herein, the “Amendment Effective Date” shall mean with respect to Proposed Amendments, the date that the Company delivers written notice to the Trustee that consents have been received from Holders of at least a majority of the then outstanding aggregate principal amount of Notes and the related Notes have been accepted for purchase in the Tender Offer and Consent Solicitation.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ADVANSTAR COMMUNICATIONS INC.

By:	/s/ Theodore S. Alpert
	Name:	Theodore S. Alpert
	Title:	Vice President - Finance and Chief Financial Officer

CME2, INC.,as Guarantor

By:	/s/ Theodore S. Alpert
	Name:	Theodore S. Alpert
	Title:	Vice President - Finance and Chief Financial Officer

PROJECT GLOBAL TRADESHOW, INC.,as Guarantor

By:	/s/ Theodore S. Alpert
	Name:	Theodore S. Alpert
	Title:	Vice President - Finance and Chief Financial Officer

MEN’S APPAREL GUILD IN CALIFORNIA, INC., as Guarantor

By:	/s/ Theodore S. Alpert
	Name:	Theodore S. Alpert
	Title:	Vice President - Finance and Chief Financial Officer

APPLIED BUSINESS TELECOMMUNICATIONS, as Guarantor

By:	/s/ Theodore S. Alpert
	Name:	Theodore S. Alpert
	Title:	Vice President - Finance and Chief Financial Officer

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ Lynn M. Steiner
	Name:	Lynn M. Steiner
	Title:	Vice President